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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
---------------------

                  CONSOLIDATED WATER CO. LTD REACTIVATES STOCK
                                 BUYBACK PROGRAM

           STOCKHOLDERS EARLIER AUTHORIZED REPURCHASE OF UP TO 10% OF
                          COMPANY'S OUTSTANDING SHARES

GEORGE TOWN, Cayman Islands, B.W.I. (September 21, 2001) -- Consolidated Water Co. Ltd. (Nasdaq National Market: "CWCO"), which develops and operates seawater conversion plants and water distribution systems in areas where natural supplies of drinking (i.e., potable) water are scarce, today announced that it has reactivated a previously authorized stock buyback program.

In December 1998, the Company's stockholders approved a stock repurchase program that authorized the Company to buy back up to ten percent (10%) of its outstanding common (ordinary) shares. The Company repurchased 189,852 shares of common stock between December 3, 1998 and October 26, 1999, when the repurchase program was suspended in anticipation of an underwritten secondary stock offering that was completed in May 2000. The Company currently has approximately
3.8 million shares of common stock outstanding.

Any purchases under the Company's stock repurchase program may be made in the open market or in privately negotiated transactions. Depending upon market conditions and other factors, purchases under this program may be commenced or suspended at any time or from time-to-time without prior notice.

"We believe that the repurchase of our common stock represents an attractive investment for our Company and its shareholders at current prices, especially in light of the decline in stock price which has occurred in the days following the terrorist attacks in New York City," stated Jeffrey M. Parker, Chairman and Chief Executive Officer of Consolidated Water Co. Ltd. "While we cannot predict the short-term effects of such terrorist attacks upon Caribbean tourism, we are confident in Consolidated's long-term growth prospects as a producer and supplier of potable water in the Caribbean and other areas of the world where naturally-occurring supplies of fresh water are scarce."

Consolidated Water Co. Ltd. is engaged in the development and operation of seawater conversion plants and water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce or nonexistent. It currently operates a public water utility in certain areas of the Cayman Islands under a 20-year exclusive license from the Government of the Cayman Islands. The Company also operates reverse osmosis seawater conversion facilities on Ambergris Caye off the mainland of Belize, and in the Commonwealth of the Bahamas.

The common stock of Consolidated Water Co. Ltd. is traded on the Nasdaq National Market under the symbol "CWCO".



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         THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE
         "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE", "ESTIMATE", "PROJECT", "INTEND", "EXPECT" OR SIMILAR EXPRESSIONS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, CHANGES IN ITS RELATIONSHIP WITH THE GOVERNMENTS OF THE JURISDICTIONS IN WHICH IT OPERATES, THE ABILITY TO SUCCESSFULLY SECURE CONTRACTS FOR WATER PROJECTS IN OTHER COUNTRIES, THE ABILITY TO DEVELOP AND OPERATE SUCH PROJECTS PROFITABLY, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.

                    For further information, please contact:

             Frederick W. McTaggart, President at (345) 945-4277 or
                          via e-mail at cwco@candw.ky
                                       or
   RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or
                        via e-mail at info@rjfalkner.com